EXHIBIT 10.4

EXCLUSIVE DISTRIBUTION AGREEMENT

BY AND BETWEEN

DIVINE SKIN, INC.

AND “DISTRIBUTOR”

DISTRIBUTOR:  _________________

MANUFACTURER:  Divine Skin, Inc.

EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement, made and entered into this _____ day of ____________, 20___ (the “EFFECTIVE DATE”), by and between DIVINE SKIN, INC., whose principal office is located at 1690 Meridian Ave Suite 301, Miami Beach, FL 33139 (the “MANUFACTURER”), and _________________, whose principal office is located at _____________________________ _________________________ (the “DISTRIBUTOR”). The Manufacturer and the Distributor are sometimes collectively referred to as the "Parties" and sometimes individually referred to as a "Party.'

RECITALS

A.

Manufacturer manufactures of high performance dermatological and skin care products (the “PRODUCTS”).

B.

Distributor desires to acquire the exclusive right to distribute and sell the Products.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.

RECITALS

The foregoing Recitals are true, accurate, and incorporated into this Agreement.

2.

APPOINTMENT

2.1

Subject to the terms of this Agreement, Manufacturer grants Distributor the Exclusive Distribution Rights for the Products (including any improvements to said Products now or hereafter developed by Manufacturer), and Distributor hereby accepts such appointment (the “APPOINTMENT”).

2.2

The Appointment shall commence upon Distributor’s completion of the preconditions set forth on the schedule attached hereto (“PRECONDITIONS”). In the event Distributor fails to satisfy the Preconditions within the times and dates specified, this Agreement Shall automatically and immediately terminate, whereupon the parties shall be relieved of all further obligation or liability hereunder.

2.3

Exclusive Distribution Rights are assigned in the following territories for all Products Manufactured by Divine Skin, Inc and its subsidiary companies and brands. At the inception of this agreement the subsidiary companies and DBAs are as follows:

1.

DS Laboratories

2.

Sigma Skin

3.

Polaris Labs

The territory agreed for sole exclusive distribution rights is:

1.

Ecommerce establishments within _________________________.

2.

Ecommerce establishments whose core business is the sale of goods to residents of the _____________________________.

3.

TERM; OPTION TO RENEW; MINIMUM SALES QUOTA

3.1

Unless sooner terminated in accordance herewith, this Agreement shall commence on the Effective Date and continue for a term of ______ (__) years (the “TERM”): provided, however, at any time Manufacturer shall agree to make such changes or modifications to the Agreement as (i) may be deemed necessary or desirable by Distributor's bankers or insurance company, or (ii)facilitate either party's compliance with any law or regulation: provided, further, Manufacturer shall not change the Location or size of the territory, charge a fee to renew the Agreement, or require Distributor to execute an agreement that is materially different than the most current form of distribution agreement utilized by Distributor in the European Union.

3.2

Minimum Sales Quota.  Distributor shall execute an Initial order; the minimum number of product units Distributor shall purchase from Manufacturer (the “MINIMUM SALES QUOTA”) shall be as follows:

(a)

________ product units within the calendar year of this contract. Delivery of merchandise shall be executed upon the "Distributor's" choice of date and location.

(b)

________ product units every year thereafter.

3.3

Distributor may terminate this Agreement at any time by providing Manufacturer with not less than thirty (30) days advance written notice of same.

4.

ORDERS AND PRICES

4.1

The prices for the Product purchased by Distributor shall be based on current price lists published by Manufacturer, plus all applicable taxes, fees, duty or other charges imposed by any government or governmental authority, including without limitation sales tax. All prices published by Manufacturer shall not change during the Term of this Agreement.

4.2

Ali orders for Products shall be in writing, addressed to Manufacturer, utilizing Manufacturer's approved form for same (each a “PURCHASE ORDER”).

4.3

All prices quoted herein are in United States Dollars. All payments from Distributor to Manufacturer hereunder shall be in United States Dollars.

4.4

Merchandise cost:

DS Laboratories:

Spectral DNC:  $_____

Spectral DNC-L:  $_____

Spectral RS:  $_____

Revita Shampoo:  $_____

Dandrene Shampoo:  $_____

Trioxil:  $_____

Hidroviton:  $_____

Nirena:  $_____

Viterol Eyes:  $_____

Viterol Face:  $_____

Oligo DX:  $_____

Keramene:  $_____

Sierra Skin:  (Case quantities of 1000 product units)

Hair Regrowth System:  Step-1 Hair Growth Stimulating Shampoo:  Cost:  $____

Hair Regrowth System:  Step-2 Minoxidil Topical Spray:  Cost:  $____

Hair Regrowth System:  Step-3 Conditioning Treatment:  Cost:  $____

Hair Regrowth System:  Set (Step-1 Shampoo, Step-2 Minoxidil Spray, Step-3 Conditioning Treatment):  Cost:  $____

Hair Growth Suppressing Aftershave:  Cost:  $____

Facial Moisturizer with SPF29:  Cost:  $____

Anti Aging Daily Facial Cleanser:  Cost:  $____

Abdominal Toning Cream:  Cost:  $____

Polaris Labs:

NR06(Minoxidil

2%):

$_____

NR07(Minoxidil

5%):

$_____

NR08(Minoxidil

7%):

$_____

5.

PAYMENT

5.1

Every payment by Distributor to Manufacturer hereunder shall be in U.S. dollars via (A) irrevocable bank letter of credit issued by a bank acceptable to the Manufacturer and Manufacturer's bank, (B) bank wire transfer to Manufacturer's account, or (C) such other financial instrument as may be acceptable to the Manufacturer.

5.2

Initial order.  The initial order has been set to meet the minimum dollar amount of $__________ (______________________ US Dollars). The payment schedule is as follows:

(a)

Six equal bimonthly payments of $_________

(b)

The first of six payments due the at inception of this Agreement

6.

DELIVERY: INVENTORY

6.1

Delivery of all Products shall be given to any place as the Distributor shall designate by written notice to Manufacturer. DS Laboratories, Inc. also agrees to take diligent care to pack the Products in the most secure fashion possible to insure best protection of the Products.

7.

TRAINING, DEMONSTRATION AND USE OF PRODUCTS

7.1

Distributor will maintain a properly trained sales force of adequate size to represent and promote sales of the Product throughout the territory. Distributor shall be responsible for developing its own marketing plan and system for selling the Product.

8.

MARKETING MATERIALS; OFFICIAL LANGUAGE

8.1

Manufacturer will not copy, duplicate, reprint, fax or otherwise disseminate any Marketing Materials created by the Distributor.

8.2

The official language of the Distributor and this Agreement is English, and the official version of the Agreement is the English version.

8.3

All communication by and between Distributor and Manufacturer shall be in English. All documents prepared in any language other than English and submitted by

Distributor to Manufacturer shall first be translated into English so that Manufacturer receives both a copy of the English version of such document and the version that is not in English.

9.

SPECIAL PROJECTS

Government permits or approvals, compliance with customs requirements or testing of any Products. Manufacturer shall cooperate fully with Distributor in complying with any governmental agency order or rule.

10.

PRODUCT WARRANTY

Manufacturer warrants to Distributor that the Products were manufactured in accordance with their written specifications when shipped to Distributor, and that for the first three hundred sixty (360) days after delivery to Distributor the Products shall be free from such material defect as would render the Products unsuitable for use in the normal course.

11.

AMENDMENTS

The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement is sought and making specific reference to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“MANUFACTURER”

Divine Skin, Inc.

By:
Name:
Title:

By:
Name:
Title:

“DISTRIBUTOR”

By:
Name:
Title: